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                                                                    Exhibit 99.1

                                RENDITION, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints John Zucker and Laura Perrone, or either of them, each with full power of substitution and revocation thereof, to represent the undersigned at the Special Meeting of Shareholders of Rendition, Inc. (the "Company") to be held at 10:00 a.m. Pacific Daylight Savings Time on _______, 1998 at the Company's principal executive offices located at 999 East Arques Avenue, Sunnyvale, California 94086, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as directed on the reverse side of this proxy.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY. IN THE ABSENCE OF ANY DIRECTION, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION AND FOR THE APPROVAL OF THE MERGER, AS DESCRIBED FURTHER IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. In their discretion, the proxy holders named above are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors recommends a vote FOR the approval and adoption of the Agreement and Plan of Reorganization and the Merger. The undersigned hereby acknowledges receipt of: (a) the Notice of Special Meeting of Shareholders of the Company; and (b) the accompanying Proxy Statement/Prospectus.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE
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/X/  Please mark votes as in this example.


     The proposal to approve and adopt (i) the Agreement and Plan of Reorganization, dated as of June 22, 1998 between the Company and Micron Technology, Inc. ("Micron"), and (ii) the merger of the Company with and into Micron (the "Merger'), whereby, among other things, Micron will survive the Merger, as described further in the accompanying Proxy Statement/Prospectus.

           FOR                    AGAINST                   ABSTAIN
          /  /                      /  /                      /  /

MARK HERE FOR ADDRESS CHANGE: /  /

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.



Signature:_________________________   Date:_________________________

Signature:_________________________   Date:_________________________